UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 23, 2010

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2010, Coinstar, Inc. (“Coinstar”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among Coinstar, Coinstar E-Payment Services Inc., a wholly-owned subsidiary of Coinstar (“CEPSI”), CUHL Holdings, Inc., a wholly owned subsidiary of Coinstar (“CUHL” and, together with Coinstar, the “Sellers”), Coinstar UK Holdings Limited, a wholly owned subsidiary of CUHL (“UK Holdings” and, together with CEPSI, the “Companies”), and Sigue Corporation (“Buyer”), to sell the Companies which comprise Coinstar’s money transfer business (the “Money Transfer Business”).

Pursuant to the terms of the Purchase Agreement, Coinstar would sell 100% of the outstanding shares of capital stock of CEPSI and CUHL would sell 100% of the issued share capital of UK Holdings to Buyer, in exchange for approximately $18 million in cash (“Cash Payment”) and a loan from Coinstar to Buyer (the “Seller Financing”). The Seller Financing will be in the principal amount of $23.5 million, plus or minus, as applicable, the amount by which the closing net working capital of the Companies exceeds or falls below $9 million (such adjustment, the “Net Working Capital Adjustment”). The Cash Payment and the portion of the Seller Financing equal to $23.5 million, plus or minus, as applicable, the Net Working Capital Adjustment, will constitute the “Purchase Price.”

In addition to the Purchase Price, Buyer will pay Coinstar an amount equal to the amount outstanding at closing under the revolving credit arrangement between Coinstar and the Companies under which Coinstar has provided funding to the Companies (the “Swingline”). If the amount outstanding under the Swingline at closing (the “Swingline Closing Balance”) is $14 million or less, Buyer will pay such amount to Coinstar in cash at closing. If the Swingline Closing Balance is more than $14 million, Buyer will pay Coinstar $14 million in cash at closing and the amount of the Swingline Closing Balance exceeding $14 million will be added to the Seller Financing.

Interest on the outstanding principal balance of the Seller Financing will accrue at 8% per annum. Payments by Buyer to Coinstar of accrued interest along with installments of $500,000 will be due on the first day of each calendar quarter, plus a final payment of interest and all unpaid principal on the date 30 months following closing. The Seller Financing is guaranteed by certain subsidiaries of Buyer and will be secured by a first priority security interest in the equity of CEPSI and UK Holdings, as well as certain assets of certain subsidiaries of Buyer. The documents evidencing the Seller Financing will contain customary representations, warranties, as well as affirmative and negative covenants.

The Purchase Agreement contains customary representations and warranties. The Purchase Agreement also contains customary covenants and agreements, including covenants and agreements regarding the parties’ efforts to cause the closing to be completed and indemnification.

Coinstar anticipates completing the sale of the Money Transfer Business contemplated by the Purchase Agreement (the “Transaction”) in 2011. The consummation of the Transaction is subject to various customary conditions, which may be waived by the applicable parties, including conditions to closing that:

•

Buyer, subject to various exceptions, will have received evidence that (i) all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities as required by both U.S. and foreign laws in connection with the Transaction have been obtained, and (ii) all notices to governmental entities as required by both U.S. and foreign laws in connection with the Transaction have been given.

•

Coinstar will, by September 30, 2010, have received evidence of a binding commitment letter from Buyer’s senior lender (the “Commitment Letter”) committing such lender to provide, in whole or part, a revolving credit facility for Buyer in an amount sufficient to permit Buyer to, together with Buyer’s cash balances and the transactions contemplated by the Credit Agreement, make all payments required to be made to Coinstar in connection with closing under this Agreement (the “New Facility”), and (ii) in the event that the Commitment Letter does not commit the senior lender to provide 100% of the New Facility, on or before October 31, 2010 Buyer shall have delivered to Coinstar a binding commitment letter or letters from one or more additional lenders committing any such lender to provide the remaining portion of the New Facility that the senior lender has not committed to fund.

•	Coinstar will have entered into a credit agreement, promissory note, guarantee and collateral agreement and other ancillary documents with Buyer that will set forth the terms of the Seller Financing.

•

Coinstar will have entered into a transition services agreement with Buyer under which Sellers will provide Buyer certain post-closing services for various terms in exchange for fees covering Sellers’ costs for providing the services.

Further, if the Purchase Agreement is terminated under certain specified circumstances, the Buyer may be required to pay Sellers an amount in cash equal to 5% of the Purchase Price.

This description of the Purchase Agreement and the sale of the Money Transfer Business is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words “will,” “anticipate,” “believe,” “expect,” “may,” or “intend,” or similar expressions. Forward-looking statements are not guarantees of future events, results, performance or conditions, and these may vary materially from those expressed or implied in those statements. Differences may result from actions taken by Coinstar or Buyer, as well as from risks and uncertainties beyond Coinstar’s control, including those relating to Buyer. Such risks and uncertainties include, but are not limited to, actions resulting from federal, state, local and foreign laws and regulations or taken by governing bodies, the ability to obtain the required licenses, permits, consents, approvals, authorizations, qualifications and orders from the appropriate U.S. and foreign governmental entities, the acquisition of the required funding by Buyer, the Buyer’s ability to repay the promissory note, the renegotiation on materially adverse terms of the definitive agreement, and the possibility that the Transaction will not close or that closing will be delayed. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect Coinstar, please review “Risk Factors” described in Coinstar’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other public filings with the SEC. These forward-looking statements reflect Coinstar’s expectations as of the date of this report. Coinstar undertakes no obligation to update the information provided herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement dated August 23, 2010 by and between Coinstar, Inc., Coinstar E-Payment Services Inc., CUHL Holdings, Inc., Coinstar UK Holdings Limited, and Sigue Corporation. (Certain exhibits and schedules in connection with the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Coinstar, Inc. agrees to provide the SEC a copy of any such exhibit or schedules upon request.)*

*	In reviewing this agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about Coinstar or the parties to the agreement. The agreement may contain representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (i) should not necessarily be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/S/ DONALD R. RENCH
Date: August 24, 2010		Donald R. Rench
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Stock Purchase Agreement dated August 23, 2010 by and between Coinstar, Inc., Coinstar E-Payment Services Inc., CUHL Holdings, Inc., Coinstar UK Holdings Limited, and Sigue Corporation. (Certain exhibits and schedules in connection with the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Coinstar, Inc. agrees to provide the SEC a copy of any such exhibit or schedules upon request.)*

*	In reviewing this agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about Coinstar or the parties to the agreement. The agreement may contain representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (i) should not necessarily be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

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